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                                                                    EXHIBIT 4-7

                             CERTIFICATE OF TRUST OF
                          ENERGY EAST CAPITAL TRUST I

                  THIS Certificate of Trust of Energy East Capital Trust I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL. C.ss.3801 ET SEQ.) (the "Act").

                  1. NAME. The name of the business trust formed by this Certificate of Trust is Energy East Capital Trust I.

                  2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware are Chase Manhattan Bank USA, National Association, 1201 Market Street, Wilmington, Delaware 19801, Attn:
Institutional Trust Services.

                  3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                      CHASE MANHATTAN BANK USA,
                                      NATIONAL ASSOCIATION, not in its
                                      individual capacity but solely as
                                      trustee of the Trust


                                      By: /s/ DENIS KELLY
                                          ----------------------------------
                                      Name: Denis Kelly
                                      Title: Assistant Vice President